UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 16, 2023

Generations Bancorp NY, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39883	85-3659943
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20 East Bayard Street, Seneca Falls, New York		13148
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (315) 568-5855

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	GBNY	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                    Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Generations Bancorp NY, Inc. (the “Company”) and Generations Bank (the “Bank”) are saddened to report that Mr. Menzo Case, President and Chief Executive Officer of the Company and the Bank, passed away on October 13, 2023. He will be greatly missed and the Company and the Bank extend their sincere condolences to Mr. Case’s family.

The Company announced that effective October 16, 2023, Angela Krezmer, the Company’s Chief Financial Officer, has been appointed to serve as the Company’s interim Principal Executive Officer.  Ms. Krezmer remains the Company’s Chief Financial Officer.

Angela Krezmer, age 38, is the Company’s Chief Financial Officer, a position she has held since June 2021. Prior to this appointment, from June 2020 until June 2021, Ms. Krezmer served as Chief Financial Officer of Prosper Bank, Coatesville, Pennsylvania. Prior to that role, Ms. Krezmer served for more than a decade at Fairport Savings Bank, Fairport, New York where she held various positions including Chief Financial Officer.
Item 8.01.	Other Events
On October 16, 2023, the Company announced the Company and the Bank have each reduced the size of its Board of Directors to eliminate the vacancy caused by Mr. Case’s passing.

Item 9.01.	Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENERATIONS BANCORP NY, INC.

DATE: October 16, 2023	By: /s/ Angela M. Krezmer
Angela M. Krezmer
Chief Executive Officer